SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of

                    the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  March 19, 1998



                         LAWTER INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)



Delaware                1-7558                   36-1370808
(State or other         (Commission              (I.R.S Employer
jurisdiction of         File Number)             Identification No.)
incorporation)



         One Terra Way, 8601 95th Street, Kenosha, Wisconsin 53412-7716
                    (Address of principal executive offices)



                                 (414) 947-7300
                         (Registrant's telephone number)



                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)





















Item 5. Other Events.

        On March 19, 1998, the Company entered into a Purchase Agreement and Mutual Release dated as of March 19, 1998 (the "Purchase Agreement") pursuant to which the Company will purchase the 11,503,130 shares of the Company's Common Stock held by the Estate of Daniel J. Terra (the "Estate"), representing approximately 25.4% of the issued and outstanding Common Stock of the Company (the "Estate Block"), for a purchase price of $11.375 per share. The $130,848,104 aggregate purchase price will be funded by the Company through a combination of borrowings and cash on hand.

        The Purchase Agreement provides that, if prior to April 17, 1999, there is a transaction which results in a change in control of the Company in which the stockholders of the Company receive more than $11.375 per share for their Common Stock, the Company will pay the Estate an adjustment amount equal to the product of the difference in such prices times 11,503,130. The Estate, as well as the Terra Foundation For The Arts, which is the sole remainder beneficiary of the Estate and also the owner of 1,328,487 shares of the Company's Common Stock for its own account, and James D. Terra, who is the executor of the Estate and also the owner of 1,783,137 shares of the Company's Common Stock for his own account, have agreed not to acquire, directly or indirectly, any securities of the Company (or assist others in such regard) until April 17, 1999.

        The purchase of the Estate Block is expected to be completed on April 17, 1998 and is subject to customary closing contingencies, including the Company obtaining financing to fund the purchase price as described above.

        After the purchase of the Estate Block is completed by the Company, approximately 34 million shares of the Company's Common Stock will remain issued and outstanding and approximately 86 million shares of Common Stock will then be available fo r issuance by the Company.

        The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement which is attached as an exhibit to this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)     Exhibits

10.1 - Purchase Agreement and Mutual Release dated as of March 19, 1998 by and among the Company, the Estate of Daniel J. Terra, the Terra Foundation For The Arts and James D. Terra.

99.1 - Press Release dated March 19, 1998.






















                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


LAWTER INTERNATIONAL, INC.
(Registrant)



                                      /s/ John P. O'Mahoney
                                      John P. O'Mahoney
                                      Chairman of the Board and
                                      Chief Executive Officer
                                      (On behalf of the registrant in his
                                      capacity as Principal Executive Officer)

March 19, 1998













































                                  EXHIBIT INDEX


Number
Description

10.1
Purchase Agreement and Mutual Release dated as of March 19, 1998 by and among the Company, the Estate of Daniel J. Terra, the Terra Foundation For The Arts and James D. Terra

99.1
Press Release dated March 19, 1998